Colonial Intermediate High Income Fund

On January 14, 2002, Colonial Intermediate High Income Fund (Fund) purchased 330,000 par value of common stock notes of Xerox Corporation (Securities) for a total purchase price of $314,061 from Deutsche Bank New York pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Deutsche Bank Alex Brown; JP Morgan; Merrill Lynch & Co.; Salomon Smith Barney;ABN Amro Financial Services, Inc.; Banc One Capital Markets, Inc.; RBC Dain Rauscher Inc.; UBS Warburg; PNC Bank


On January 17, 2002, Colonial Intermediate High Income Fund (Fund) purchased 270,000 par value of common stock notes of Constellation Brands, Inc. (Securities) for a total purchase price of $270,000 from Chase Manhattan Bank, NA pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Deutsche Bank Alex Brown; JP Morgan; Salomon Smith Barney; Barclays Capital; UBS Warburg; Scotia Capital.


On February 12, 2002, Colonial Intermediate High Income Fund (Fund) purchased 500,000 par value of common stock notes of Mohegan Tribal Gaming Authority (Securities) for a total purchase price of $500,000 from Bank America pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


     Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Banc of America Securities; LLC; Salomon Smith Barney; SG Cowen; Commerzbank Securities; Credit Lyonnais Securities; McDonald Investments Inc.; Wells Fargo Brokerage Services LLC.


On June 25, 2002, Colonial Intermediate High Income Fund (Fund) purchased 450,000 par value of common stock notes of L-3 Communications Corporation (Securities) for a total purchase price of $450,000 from Lehman Brothers pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Lehman Brothers; Bank of America Securities; Credit Suisse First Boston; Wachovia; SC Cowen; BNY Capital Markets; Barclays Capital; Credit Lyonnais Securities; Scotia Capital.


On November 12, 2002, Colonial Intermedate High Income Fund (Fund) purchased 125,000 par value of common stock notes of AmericsourceBergen Corp. (Securities) for a total purchase price of $126,175 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Banc of America; JP Morgan; Fleet Securities, Inc.; Wachovia Securities; Scotia Capital; Mizuho Bank.


On November 12, 2002, Colonial Intermedate High Income Fund (Fund) purchased 90,000 par value of common stock notes of AmericsourceBergen Corp. (Securities) for a total purchase price of $90,846 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Banc of America; JP Morgan; Fleet Securities, Inc.; Wachovia Securities; Scotia Capital; Mizuho Bank.